Exhibit 99.2


                         FORM 4 JOINT FILER INFORMATION

          (Attachment to Form 4 in accordance with instruction 4(b)(v))

Check this box if no longer subject to Section 16:     [ ]

Name and Address:                                      Moussescapade, L.P.
                                                       9 West 57th Street
                                                       Suite 4605
                                                       New York, NY 10019

Issuer and Ticker Symbol:                              RedEnvelope, Inc. [REDE]

Date of Earliest Transaction:                          7/30/04

Relationship to Issuer:                                Director (1)

Designated Filer:                                      Moussenvelope, L.L.C.

TABLE I INFORMATION
Title of Security:                                     Common Stock
Transaction Date:                                      7/30/04
Transaction Code:                                      P
Securities Acquired:                                   20,000
Acquired or Disposed:                                  A
Price:                                                 $7.60
Amount Beneficially Owned after Transaction:           807,067
Ownership Form:                                        I (1)


Signature:                              MOUSSESCAPADE, L.P.

                                        By:  Moussescribe, its General Partner


                                        By:  /s/ Charles Heilbronn
                                             ---------------------------------
                                             Name:   Charles Heilbronn
                                             Title:  President